Exhibit 1.1

RANDGOLD RESOURCES LIMITED

MEMORANDUM AND ARTICLES OF

 ASSOCIATION

(Conformed copy, effective from 6 May 2014)

COMPANIES (JERSEY) LAW 1991

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

RANDGOLD RESOURCES LIMITED

1	The name of the Company is Randgold Resources Limited.

2	The Company shall have unrestricted corporate capacity.

3	The Company is a public company.

4	The Company is a par value company.

5	The liability of each Member arising from his holding of a Share is limited to the amount (if any) unpaid on it.

6	The authorised share capital of the Company is US$8,000,000 divided into 160,000,000 Ordinary Shares of US$0.05 each.

2

TABLE OF CONTENTS

Article	Subject	Page

1	Definitions and Interpretation	7

	Share Capital and Share Certificates	13

2	Share Capital	13

3	Special Rights Attaching to Classes of Shares	17

4	Uncertificated Shares	18

5	Share Certificates	19

6	Replacement of Certificates	20

	Lien and Calls on Shares	21

7	Lien	21

8	Calls on Shares and Forfeiture	22

9	Untraced Shareholders	26

	Transfers and Transmissions of Shares	28

10	Transfer of Shares	28

11	Transmission of Shares	30

12	Alteration of Share Capital	31

13	Interests in Shares	32

	General Meetings	38

14	General Meetings	38

15	Notice of General Meetings	38

16	Postponement of General Meetings	40

17	Special Business	41

18	Proceedings at General Meetings	41

3

	Voting	45

19	Voting	45

20	Votes of Holders	47

21	Appointment of Proxy	49

22	Corporations Acting by Representatives	51

23	Objections to and Error in Voting	51

24	Amendments to Resolutions	51

25	Resolutions in Writing	52

26	Class Meetings	52

	Appointment, Retirement and Removal of Directors	53

27	Number of Directors	53

28	Power of the Company to Appoint Directors	53

29	Power of the Board to Appoint Directors	53

30	Appointment of Executive Directors	54

31	Eligibility of New Directors	54

32	Voting on Resolution for Appointment	54

33	Retirement by Rotation	55

34	Directors Subject to Retirement	55

35	Position of Retiring Director	56

36	Deemed Reappointment	56

37	Removal by Ordinary Resolution	56

38	Vacation of Office by Director	56

39	No Alternate Directors	57

40-49	Directors’ Remuneration, Expenses and Pensions	57

	Powers and Duties of the Board	61

50	Powers of the Board	61

51	Powers of Directors being less than the minimum required number	61

52	Powers of Executive Directors	62

53	Delegation to Committees	62

54	Agents	63

4

55	Exercise of Voting Powers	63

56	Provision for Employees	63

57	Registers	64

58	Borrowing Powers	64

59	Directors’ Interests	64

	Proceedings of Directors and Committees	68

60	Board Meetings	68

61	Notice of Board Meetings	68

62	Quorum	69

63	Chairman of Board	69

64	Voting	69

65	Participation by Telephone	69

66	Resolution in Writing	70

67	Proceedings of Committees	70

68	Minutes of Proceedings	70

69	Validity of Proceedings of Board or Committee	71

70-73	Secretary and Authentication of Documents	71

74-76	The Seal	72

77-89	Dividends	73

	Accounts and Audits	78

90	Keeping and Inspection of Accounts	78

	Notices	78

91	Notices to be in Writing or in Electronic Communication	78

92	Service of Notices and Other Documents on Members	79

93	Notice by Advertisement	81

94	Evidence of Service	82

95	Notice Binding on Transferees etc.	83

96	Notice in Case of Entitlement by Transmission	83

5

97	Capitalisation of Profits	83

98-100	Winding Up and Capital Reduction	85

101-102	Destruction of Documents	86

	Indemnity	87

103	Right to Indemnification	87

104	Right of Claimant to Bring Suit	88

105	Insurance	88

106	Non-Exclusivity/ Nature and Extent of Indemnification Rights	88

6

COMPANIES (JERSEY) LAW 1991

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

RANDGOLD RESOURCES LIMITED

1	Definitions and Interpretations

1.1	In these Articles, unless the context otherwise requires, the following expressions shall have the following meanings:

“Additional Sale Share” has the meaning ascribed to it in Article 9.2;

“address” means in relation to electronic communications, any number or address used for the purposes of such communications;

“Articles” means these articles of association as amended from time to time;

“auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them;

“Board” means the board of Directors from time to time of the Company or the Directors present or deemed to be present at a duly convened meeting of the Directors at which a quorum is present;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for normal banking business in London and Jersey;

“certificated” means in relation to a Share, a Share which is not in uncertificated form;

“clear days” means in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

7

“Company” means Randgold Resources Limited;

“default share” has the meaning ascribed to it in Article 13.10;

“Default Shares” has the meaning ascribed to it in Article 13.21;

“Default Notice” has the meaning ascribed to it in Article 13.21;

“Defaulting Shareholder” has the meaning ascribed to it in Article 13.21;

“Depositary” means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in Shares of the Company or rights or interests in Shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such Shares, rights, or interests provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles and shall include where approved by the Board the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company or any other scheme or arrangement principally for the benefit of employees, or those in the service of the Company and/or its subsidiaries or their respective business and the managers (acting in their capacity as such) of any investment or savings plan, which in each case the Board has approved;

“Director” means any director for the time being of the Company;

“disclosure period” has the meaning ascribed to it in Article 13.1;

“DTRs” means the United Kingdom Disclosure Rules and Transparency Rules as amended from time to time relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made, as published by the Financial Service Authority of the United Kingdom;

“electronic communication” has the same meaning as in the Electronic Communications (Jersey) Law 2000;

8

“Employee Share Scheme” means any employee and/or executive incentive plan or scheme established for the benefit of employees and/or executives and their relations (as determined in accordance with such plans or schemes) of the Company and/or any of its direct or indirect subsidiaries (whether or not such plan or scheme is open to all employees, executives or relations or not) and which is operated either by the Company or any of its direct or indirect subsidiaries or by a third party on their behalf and under the terms of which employees and/or executives and their relations may acquire and/or benefit from shares or any interest therein, whether directly or pursuant to any option over shares granted to them or otherwise;

“entitled by transmission” means in relation to a Share, entitled as a consequence of the death or bankruptcy of a Member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“Equity Securities” has the same meaning as defined in section 560(1) of the United Kingdom Companies Act 2006 (as amended) as if the Company were incorporated in England and Wales;

“executed” includes any mode of execution including under hand or under seal, or by any other method permitted by law;

“exempt transfer” has the meaning ascribed to it in Article 13.16;

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board, as in force and applied by the Company from time to time;

“Holder” means in relation to Shares, the Member whose name is entered in the register as the holder or, where the context permits, the members whose names are entered in the register as the joint holders of those Shares;

“Law” means the Companies (Jersey) Law 1991 including any statutory modification or re-enactment thereof for the time being in force and subordinate legislation made thereunder;

9

“London Stock Exchange” means London Stock Exchange plc or other principal stock exchange in the United Kingdom for the time being;

“Member” means any holder of legal title to a Share and any other member of the Company;

“Memorandum” means the memorandum of association of the Company as amended from time to time;

“Nasdaq Stock Exchange” means the NASDAQ Stock Market LLC;

“Office” means the registered office for the time being of the Company situate in Jersey;

“Ordinary Resolution” means a resolution of the Company either in general meeting passed by a simple majority of the votes cast at that meeting or in writing in accordance with Article 25 (Resolutions in Writing);

“operator” means a person approved as an operator by the Jersey Financial Services Commission under the Uncertificated Securities Order;

“Ordinary Shares” means the ordinary shares of US$0.05 each in the capital of the Company designated as such and having the rights and being subject to the restrictions specified in these Articles;

“paid”, “paid up” and “paid-up” mean paid or credited as paid;

“register” means the register of Members of the Company to be kept pursuant to article 41 of the Law and/or the register of Members maintained pursuant to the Uncertificated Securities Order and, where the context requires, any register maintained by the Company or the approved operator of persons holding any renounceable right of allotment of a Share and cognate expressions shall be construed accordingly;

“relevant period” has the meaning given to it in Article 13.16;

“Sale Share” has the meaning ascribed to it in Article 9.2;

“Seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Law;

10

“Secretary” means the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Senior Independent Director” means a senior non-executive Director who is willing to act as the Senior Independent Director, as approved by the Board from time to time;

“Share” means a share in the capital of the Company of any class;

“Special Resolution” means a special resolution as defined in article 90 of the Law;

“Standard Table” means the model articles of association of a company proposed by the Finance and Economics Committee of the States of Jersey pursuant to article 6 of the Law;

“treasury shares” means those Shares held by the Company in treasury in accordance with article 58A of the Law;

“UKLA” means the UK Listing Authority, a division of the Financial Services Authority, acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 of the United Kingdom or any successor enactment;

“uncertificated proxy instruction” means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the relevant system concerned);

“Uncertificated Securities Order” means the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended from time to time, including any provisions of or under the Law which alter or replace such regulations;

“uncertificated” means in relation to a Share, a Share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Order, may be transferred by means of a relevant system; and

11

“US$” or “US Dollars” means the lawful currency of the United States of America.

1.2	In these Articles, save where the context otherwise requires:

(a)	the word “person” includes a natural person, a firm, a body corporate, an unincorporated association or an authority;

(b)	the singular includes the plural and vice versa;

(c)	where a word or phrase is given a particular meaning, other grammatical forms of that word or phrase have corresponding meanings;

(d)	a reference to an “Article” is a reference to an article of these Articles;

(e)	a reference to writing includes typewriting, printing, telegram, facsimile, electronic mail or other modes of representing or reproducing words in a visible form;

(f)	headings are inserted for convenience and do not affect the interpretation of these Articles;

(g)	save as aforesaid, and unless the context otherwise requires, words or expressions defined in the Law shall have the same meaning where used in these Articles but excluding any statutory modification thereof not in force when these Articles became binding on the Company;

(h)	the expressions “register of Company Members”, “approved operator”, “operator’s instruction”, “issuer”, and “participating security” have the meaning as in the Uncertificated Securities Order;

(i)	“relevant system” means a computer system which has the purposes described in article 2 of the Uncertificated Securities Order;

(j)	all references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Order.

12

Notwithstanding the other provisions of these Articles, the giving of such instructions shall be subject to:

(i)	the facilities and requirements of the relevant system;

(ii)	the Uncertificated Securities Order; and

(iii)	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the approved operator of the relevant system; and

(k)	subject to the provisions of Article 1.2(g), references to any statutory provision or statute includes all amendments thereto and all subordinate legislation made thereunder.

1.3	The Standard Table prescribed pursuant to the Law shall not apply to the Company and is expressly excluded in its entirety.

SHARE CAPITAL AND SHARE CERTIFICATES

2	Share Capital

2.1	Subject to the provisions of the Law and subject to and without prejudice to any rights attached to existing Shares, any Share may be issued with or have attached to it such rights and restrictions as the Company may by Ordinary Resolution decide, or, if no such resolution has been passed or so far as the resolution does not make specific provisions, as the Board may decide.

2.2	Subject to the Law (and in particular articles 38 and 52 of the Law), these Articles (including the provisions of this Article 2 relating to authority to allot, pre-emption rights and otherwise) and any resolution of the Company, the Board may offer, allot, grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the Board may decide.

13

2.3	The Company may, from time to time, pass an Ordinary Resolution authorising the Board to exercise all the powers of the Company to allot Shares and grant rights to subscribe for, or convert any security into Shares and,

(a)	on the passing of the Ordinary Resolution the Board shall be generally and unconditionally authorised to allot Shares and grant rights to subscribe, or convert any security into Shares up to the nominal amount specified in the Ordinary Resolution; and

(b)	unless previously revoked the authority shall expire on the day specified in the Ordinary Resolution (not being more than five years after the date on which the Ordinary Resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require the Shares or rights to subscribe for, or convert any security into Shares to be allotted after it expires. This authority shall not be required in connection with:

(i)	the allotment of Shares or the granting of rights to subscribe for or convert any security into Shares, in pursuance of an Employee Share Scheme; or

(ii)	the allotment of Shares pursuant to a right to subscribe for or convert any security into Shares.

2.4	Subject to the provisions of article 36 of the Law, no Shares may be issued by the Company at a discount.

2.5	Subject to the provisions of the Law, the Company may issue Shares which are to be redeemed, or are liable to be redeemed, at the option of the Company or at the option of the Holder holding such redeemable Shares.

2.6	The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Law. Subject to the provisions of the Law, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares, the grant of an option to call for an allotment of Shares or any combination of such methods.

14

2.7	The Board may at any time after the allotment of a Share but before a person has been entered in the register as the Holder of the Share recognise a renunciation of the Share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

2.8	Save as required by law, or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any Share upon any trust and (save as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or any other rights in respect of any Shares, save an absolute right of the Holder of such Share to the entirety thereof.

2.9	The Company shall not be required to enter the names of more than four joint Holders in respect of any Share in the register of Members of the Company.

2.10	Subject to Article 2.18, the Company, when proposing to allot Equity Securities of any class:

(a)	shall not allot any of them on any terms to a person unless it has made an offer to each person who is a Holder and who holds Ordinary Shares on the same or more favourable terms a proportion of those Equity Securities which is as nearly as practicable equal to the proportion in nominal value held by the Holder of the Ordinary Shares then in issue; and

(b)	shall not allot any of those Shares to a person unless the period during which any such offer may be accepted by the relevant current Holders has expired or the Company has received a notice of the acceptance or refusal of every offer so made from such Holders.

2.11	Article 2.10 shall not apply to:

(a)	any person in whose favour the Holder of Ordinary Shares referred to in Article 2.10(a) has renounced his right to the allotment of Equity Securities;

15

(b)	any Equity Securities allotted or issued pursuant to the terms of an Employee Share Scheme;

(c)	any allotment of Equity Securities if such Equity Securities are or are to be, wholly or partly paid as otherwise than in cash; or

(d)	any allotment of Equity Securities if issued as bonus Shares.

2.12	An offer under Article 2.10 shall be made to Holders in writing and shall be made to a Holder either personally or by sending it by post to that Holder or to his registered address or, if he has no registered address in the United Kingdom or Jersey to the address in the United Kingdom or Jersey supplied by the Holder to the Company for the giving of notice to him or by means of electronic communication (in accordance with the Electronic Communications (Jersey) Law 2000).

2.13	Where Shares are held by two or more persons jointly, an offer under Article 2.10 to any of the joint holders shall be sufficient delivery of the offer to all of such joint Holders if it is made to the joint Holder first named in the register in respect of the Shares.

2.14	In the case of a Holder’s death or bankruptcy, the offer must be made:

(a)	by sending it by post in a prepaid letter addressed to the persons claiming to be entitled to the Shares in consequence of the death or bankruptcy by name, or by the title of the representatives of the deceased, or trustee of the bankruptcy, or by any like description, at the address in the United Kingdom or Jersey supplied for the purpose by those claiming; or

(b)	until any such address has been so supplied giving the notice in any manner in which it would have been given if the death or bankruptcy has not occurred.

2.15	If the relevant Holder in relation to an offer under Article 2.10 has no registered address in the United Kingdom or Jersey for the services of notices on him or is the holder of a warrant for Shares the offer may be made by causing it or a notice of where a copy may be obtained or inspected to be published in the London Gazette.

2.16	An offer pursuant to Article 2.10 must state a period of not less than 14 days during which it may be accepted and the offer shall not be withdrawn before the end of that

16

period, which in the case of an offer made in hard copy or electronic form begins on the date on which the offer is sent or supplied; and in the case of any offer made by publication in the Gazette, begins on the date of publication.

2.17	Notwithstanding the provisions of Articles 2.10 to 2.16 (inclusive) and subject always to the Directors being generally authorised to allot Equity Securities in accordance with Article 2.3 of these Articles, the Directors may from time to time be given by virtue of a Special Resolution the power to allot Equity Securities wholly for cash either generally or in respect of a specific allotment such that:

(a)	Article 2.10 shall not apply to the allotment; or

(b)	Article 2.10 shall apply to the allotment with such modifications as the Directors may determine; and

(c)	the authority granted by the Special Resolution may be granted for such period of time as the Special Resolution permits and such authority may be revoked by a further Special Resolution.

2.18	A Special Resolution under Article 2.17 shall not be proposed in respect of a specific allotment unless it is recommended by the Directors and there has been circulated, with the notice for the meeting at which the resolution is to be decided, a proposal to the Holders entitled to have that notice a written statement by the Directors setting out:

(a)	their reasons for making the recommendations; and

(b)	the amount to be paid to the Company (if known) in respect of the Equity Securities to be allotted.

2.19	For the purposes of Article 2 (Share Capital) a reference to the allotment of Equity Securities also includes the sale of Equity Securities in the Company that, immediately prior to the sale were held by the Company as treasury shares.

3	Special Rights Attaching to Classes of Shares

3.1	Whenever the capital of the Company is divided into different classes of Shares, the special rights attached to any class may (unless otherwise provided by the terms of issue

17

of the Shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up:

(a)	with the consent in writing of the Holders of a majority in nominal value of the issued Shares of that class; or

(b)	with the sanction of an Ordinary Resolution passed at a separate meeting of the Holders of the issued Shares of that class.

3.2	The provisions of these Articles relating to general meetings or to the proceedings thereat shall apply, mutatis mutandis, to each separate meeting held in respect of different classes of Shares pursuant to this Article save that a quorum shall be persons holding or representing by proxy not less than one-third in nominal value of the issued Shares of that class but provided that if, at any adjourned meeting of such Holders, a quorum as defined above is not present, those Holders who are present shall be a quorum.

3.3	The special rights conferred upon the Holders of any Shares or class of Shares issued with preferred, deferred or other special rights shall (unless otherwise expressly provided by the terms of issue of such Shares or under these Articles) be deemed not to be varied by the creation or issue of further Shares or further classes of Shares ranking pari passu therewith.

4	Uncertificated Shares

4.1	Subject to the Law and to the Uncertificated Securities Order, the Board has the power to resolve that a class of Shares shall become a participating security and/or that a class of Shares shall cease to be a participating security. Notwithstanding any provision of these Articles, the Directors have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated Share (subject always to the Uncertificated Securities Order and the facilities and requirements of the relevant system concerned). No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of Shares in uncertificated form.

4.2	Uncertificated Shares of a class are not to be regarded as forming a separate class from certificated Shares of that class.

18

4.3	A Member may, in accordance with the Uncertificated Securities Order, and the facilities and requirements of the relevant system concerned, change a Share of a class which is a participating security from a certificated Share to an uncertificated Share and from an uncertificated Share to a certificated Share and the Company or a Director may exercise a power of attorney, herewith granted by the relevant Member, to do all such acts and to execute all such documents and agreements on behalf of such Member in order to change an uncertificated Share into a certificated Share.

4.4	The Company may, subject to the Uncertificated Securities Order, give notice to a Member requiring the Member to change uncertificated Shares to certificated Shares by the time stated in the notice. The notice may also state that the Member may not change certificated Shares to uncertificated Shares. If the Member does not comply with the notice, the Board may authorise a person to change the uncertificated Shares to certificated Shares in the name and on behalf of the Member.

4.5	While a class of Shares is a participating security, these Articles only apply to an uncertificated Share of that class to the extent that they are consistent with:

(a)	the holding of Shares of that class in uncertificated form;

(b)	the transfer of title to Shares of that class by means of a relevant system; and

(c)	the Uncertificated Securities Order.

4.6	For the purpose of effecting any action of the Company, the Board may determine that Shares held by a Holder in uncertificated form shall be treated as a separate holding from Shares held in certificated form but Shares of a class held by a Holder in uncertificated form shall not be treated as a separate class from Shares of that class held by that Holder in certificated form.

5	Share Certificates

5.1	Every Holder, upon becoming a Holder, shall be entitled without payment to one certificate for all the Shares of each class held by him (and, upon transferring a part of his holding of Shares of any class, or upon electing to hold part of his holding in uncertificated form, to a certificate for the balance of such holding) or several certificates

19

each for one or more of his Shares upon payment, for every certificate after the first, of such reasonable sum as the Directors may determine.

5.2	Every certificate shall either be sealed with the Seal or signed by two Directors or a Director and the Secretary, or by such persons as the Directors shall authorise from time to time either generally or in any particular case (which may include any signature being applied mechanically or electronically) and shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon and shall otherwise comply with the requirements of the UKLA. The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint Holder shall be deemed delivery to all of them.

5.3	No certificate shall be issued representing shares of more than one class.

6	Replacement of Certificates

6.1	Where a Holder holds two or more certificates for Shares of one class, the Company in the manner prescribed by the Directors, may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated Shares of that class.

6.2	At the request of a Holder, the Company in the manner prescribed by the Directors, may cancel a certificate and issue two or more in its place (representing certificated Shares in such proportions as the Holder may specify), on surrender of the original certificate and on payment of such reasonable sum (if any) as the Directors may decide.

6.3	If a Share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence in the manner as the Directors may determine, but otherwise free of charge and (in the case of defacement or wearing out) on delivery up of the old certificate.

6.4	In the case of Shares held jointly by several persons, any such request as is mentioned in this Article 6 (Replacement of Certificates) may be made by any one of the joint holders.

20

LIEN AND CALLS ON SHARES

7	Lien

7.1	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called by the Company in accordance with these Articles in respect of that Share. The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall only extend to any amount payable in respect of it.

7.2	Any Holder who has failed to pay any sum due in respect of an amount unpaid on his Shares in accordance with Article 7 (Lien) or forfeited a Share in accordance with Article 8.8 hereby grants the Company and/or any one Director a power of attorney to execute, on the Member’s behalf, all such agreements, instruments, transfer forms or other documents which the Company or, as the case may be, the Director deems in its or his sole discretion necessary or ancillary to any transfer of the relevant Shares pursuant to Article 7.3 or forfeiture pursuant to Article 8.8.

7.3	Without prejudice to the provisions of these Articles providing for the forfeiture or surrender of Shares, the Company is hereby granted a power of sale and may sell in such manner as the Directors may determine any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 days after notice has been given to the Holder of such Shares after the due date for payment in accordance with Article 8.1 or any such period of notice as is provided under the terms of the relevant allotment or, where required by law, to the person entitled to it, demanding payment and stating that, if the notice is not complied with, the Shares may be sold.

7.4	A person any of whose Shares have been sold pursuant to Article 7 (Lien) shall cease to be a Holder in respect of them and shall deliver to the Company for cancellation the certificate for the Shares sold but shall remain, subject to Article 7.5, liable to the Company for all moneys which, at the date of sale, were presently payable by him to the Company in respect of those Shares with interest at the HSBC bank’s base rate plus two per cent. on a per annum basis such an amount of interest as the Directors may determine from the date of sale until payment provided that the Directors may in their sole

21

discretion waive payment wholly or in part of the amount subject to the lien and/or any accrued but unpaid interest thereon.

7.5	The net proceeds of the sale after payment of all costs incurred in relation thereto shall be applied in payment of so much of the sum for which all liens exist or such Shares (irrespective of whether the sums in respect of the lien are presently payable at the date of sale or not) and any other sum owed by the relevant Holder to the Company and any residue shall (upon delivery to the Company for cancellation of the certificate or certificates for the Shares sold) be paid to the Holder entitled to the Shares (without interest) subject to the lien immediately before the date of the sale.

8	Calls on Shares and Forfeiture

8.1	Subject to the terms of allotment with the initial subscriber for Shares, the Directors may make calls upon the Holders in respect of any consideration agreed to be paid for such Shares that remain unpaid (whether on account of the nominal value of the Shares or by way of premium) and each Holder shall (subject to receiving at least 14 days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on such Shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect whereof the call was made.

8.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

8.3	The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

8.4	Notwithstanding the provisions of Article 7.4 (where the Company has exercised a power of sale over Shares over which it has a lien and the proceeds of the sale are insufficient to meet the Holder’s liability to the Company in respect of the Shares over which it has a lien) if a call remains unpaid after it has become due and payable, the person from whom

22

it is due and payable shall pay interest on the amount unpaid from the day upon which it became due and payable until it and any expenses incurred by the Company as a result of the non-payment are paid at the HSBC bank’s base rate plus two per cent. per annum or the rate fixed by the terms of allotment of the Share such amount of interest as the Directors may determine provided that the Directors may waive payment of the interest wholly or in part.

8.5	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of nominal value of the Share or by way of premium shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call and failure to pay on such date shall give rise to the power of sale under Article 7.3. The Company may accept from a Holder at any time the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

8.6	Pursuant to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the Holders in the amounts and times of payment of calls on their Shares or any such period of notice in respect of a call as is provided under the relevant allotment after the due date for payment.

8.7	Notwithstanding the provisions of Article 7 (Lien), if a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than 14 days notice or any such period of notice as is provided under the terms of the relevant allotment after the due date for payment requiring payment of the amount unpaid together with any interest which may have accrued and any other costs or charges incurred by the Company. The notice shall name the place where payment is to be made and shall state that, if the notice is not complied with, the Shares in respect of which the call was made will be liable to be forfeited.

8.8	If the notice referred to in Article 8.7 is not complied with, any Share in respect of which it was given may, at the discretion of the Directors and before the payment required by the notice has been made, either:

23

(a)	be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before the forfeiture; or

(b)	be accepted by the Company as surrendered by the Holder thereof in lieu of such forfeiture.

8.9	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the Holder or to any other person and, at any time before sale, re-allotment or other disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the provisions of Article 7.2 in respect of the Company’s and a Director’s power of attorney shall apply. The Directors may before a forfeited Share has been sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

8.10	A person any of whose Shares have been forfeited or surrendered shall cease to be a Holder in respect of them and shall deliver to the Company for cancellation the certificate for the Shares forfeited or surrendered but shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares with interest at HSBC bank’s base rate plus two per cent. per annum as the Directors may determine from the date of forfeiture or surrender until payment provided that the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or surrender or for any consideration received on their disposal. The forfeiture of a Share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the Holder whose Share is forfeited and the Company except any such of those rights and liabilities as are by these Articles expressly saved or as are by the Law given or imposed in the case of past members.

8.11	When a Share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the Holder of the Share or the person entitled by

24

transmission to the Share but no forfeiture is invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register.

8.12	A declaration under oath by a Director or the Secretary that a Share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender or disposal of the Share.

8.13	The Board may accept the surrender of any Share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender.

8.14	Any sum payable in respect of a Share on allotment or at any fixed date, whether in respect of the nominal value of the Share or by way of premium or as an instalment of a call, shall for all purposes of these Articles be deemed to be a call duly made. If it is not paid, the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call.

8.15	The Board may make arrangements on the allotment or issue of Shares for a difference as between the allottees or Holders of such Shares in the amount and time of payment of calls.

8.16	The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid on the Shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the Shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the Shares in respect of which such advance has been made at such rate as the Board may decide. The Board may at any time repay the amount so advanced on giving to such Member not less than three months notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the Shares in respect of which it was advanced.

25

8.17	If any uncalled capital of the Company is included in or charged by any security the Board may delegate on such terms as it thinks fit to the person in whose favour such security is executed or to any other person in trust for him, the power to make calls on the Member in respect of such uncalled capital, to sue in the same name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the security notwithstanding any change of Directors and shall be assignable if expressed so to be.

9	Untraced Shareholders

9.1	Subject to the Uncertificated Securities Order, the Company may sell a Share of a Member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

(a)	during a period of not less than 12 years before the date of publication of the advertisements referred to in Article 9.1(c), (or if published on two different dates, the first date), (the “relevant period”) at least three dividends, whether interim of final, have become payable in respect of the Share;

(b)	throughout the relevant period no cheque, warrant or money order payable on the Share has been presented by the Holder of, or the person entitled by transmission to, the Share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by these Articles has been claimed or accepted and, so far as any Director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the Holder of, or person entitled by transmission to, the Share;

(c)	on expiry of the relevant period the Company has given notice of its intention to sell the Share on its website and, where the Holder has given an email address to the Company for notices, by email to that Holder and also by advertisement in a national newspapers circulating in London and Jersey and in a newspaper circulating in the area of the address of the Holder of, or person entitled by transmission to, the Share shown in the register;

26

(d)	the Company has not, so far as the Directors are aware, during a further period of three months after the date of the advertisements referred to in Article 9.1(c), (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the Holder of, or person entitled by transmission to, the Share; and

(e)	notice has been given in accordance with the rules of the London Stock Exchange and/or rules and regulations of the Financial Services Authority of the United Kingdom.

9.2	Where a power of sale is exercisable over a Share pursuant to Article 9.1 (a “Sale Share”), the Company may at the same time also sell any additional Share issued in right of such Sale Share or in right of such an additional Share (an “Additional Sale Share”) previously so issued provided that the requirements of Articles 9.1(b) and 9.1(d), (as if the words “throughout the relevant period” were omitted from Article 9.1(b) and the words “on expiry of the relevant period” were omitted from Article 9.1(c)) shall have been satisfied in relation to the Additional Sale Share;

9.3	To give effect to a sale pursuant to Articles 9.1 or 9.2, the Company and any one Director are hereby granted an irrevocable power of attorney by the relevant Holder to do all such acts and to agree and execute all such agreements, documents and instruments of transfer in order to effect the transfer of the Sale Share or Additional Sale Share in the name and on behalf of the Holder of, or the person entitled by transmission to, the Sale Share or Additional Sale Share, or to cause the transfer of such Sale Share or Additional Sale Share, to the purchaser or his nominee and in relation to an uncertificated Share may require the approved operator to convert the Sale Share or Additional Sale Share into certificated form in accordance with the Uncertificated Securities Order. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the transferee be affected by an irregularity or invalidity in the proceedings connected with the sale of the Sale Share or Additional Sale Share.

9.4	The Company shall be indebted to the Holder or other person entitled by transmission to the Sale Share or Additional Sale Share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor

27

and not a trustee in respect of that amount for the Member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the Directors may determine in their absolute discretion. No interest is payable on that amount and the Company is not required to account for money earned on it.

TRANSFERS AND TRANSMISSIONS OF SHARES

10	Transfer of Shares

10.1	Subject to the provisions of Article 10.2, the instrument of transfer of a Share shall be in writing and may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the Shares are fully paid, by or on behalf of the transferee.

10.2	A Member may transfer all or any of his uncertificated Shares in accordance with the Uncertificated Securities Order and the facilities and requirements of the relevant system, and subject thereto in accordance with any arrangements made by the Directors pursuant to Article 4.6.

10.3	Subject to the provisions of the Uncertificated Securities Order the transferor of a Share is deemed to remain the Holder of the Share until the name of the transferee is entered in the register in respect of it.

10.4	Subject to this Article, Shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the Financial Services Authority, the Directors may refuse to register a transfer of Shares or where such Shares are uncertificated Shares the Directors may refuse to register such transfer (in accordance with the Uncertificated Securities Order) provided that such refusal would not disturb the market in those Shares. Subject to the requirements of the Financial Services Authority, the Directors may, in their absolute discretion and without giving a reason, refuse to register the transfer of a certificated Share which is not fully paid or the transfer of a certificated Share on which the Company has a lien, provided that where any such Shares are admitted to the Official List of the Financial Services Authority such discretion may not be exercised in a way

28

which the UKLA or the London Stock Exchange regards as preventing dealings in the Shares of the relevant class or classes from taking place on an open and proper basis.

10.5	The Directors may also refuse to register a transfer unless the instrument of transfer, where relevant, is:

(a)	lodged at the Office or at such other place as the Directors may appoint and is accompanied by the certificates for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	in respect of only one class of Shares; and

(c)	in favour of not more than four transferees.

10.6	If the Directors refuse to register a transfer of a Share, they shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

10.7	The registration of transfers of Shares or of transfers of any class of Shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may determine in their discretion. Unless otherwise permitted by the Uncertificated Securities Order, the Company may not close any register relating to a participating security without the consent of the approved operator of the relevant system.

10.8	Subject to any applicable stamp duties or other taxes, no fee shall be charged for the registration of any instrument of transfer or, subject as otherwise herein provided, any other document relating to or affecting the title to any Share.

10.9	The Company shall be entitled to retain any instrument of transfer which is registered but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

10.10	Nothing in these Articles shall preclude the Board:

(a)	from recognising a renunciation of the allotment of any Share by the allottee in favour of some other person; or

29

(b)	if empowered by these Articles to authorise any person to execute an instrument of transfer of a Share authorising any person to transfer that Share in accordance with any procedures implemented pursuant to Article 7 (Lien).

11	Transmission of Shares

11.1	If a Holder dies, the survivor or survivors (where he was a joint Holder) and his executors, administrators or other personal representatives (where he was a sole Holder or the only survivor of joint Holders) shall be the only persons recognised by the Company as having any title to his interest provided that nothing herein contained shall release the estate of a deceased Holder from any liability in respect of any Share which had been jointly held by him.

11.2	A person becoming entitled to a Share in consequence of the death, bankruptcy or incapacity of a Holder may, upon such evidence being produced as the Directors may properly require, elect either to become the Holder of such Share or to make such transfer thereof as the deceased, bankrupt or incapacitated Holder could have made. If he elects to become the Holder, he shall give notice to the Company to that effect. If he elects to transfer the Share, he shall execute an instrument of transfer of the Share to the transferee. Where the entitlement of a person to a Share in consequence of the death or bankruptcy of a Holder or of any other event giving rise to its transmission by generation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the register. All of the provisions of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Holder and the death, bankruptcy or incapacity of the Holder had not occurred.

11.3	A person becoming entitled to a Share in consequence of the death, bankruptcy or incapacity of a Holder shall have the rights to which he would be entitled if he were the Holder of such Share save that he shall not before being registered as the Holder be entitled in respect of it to be sent any notice given pursuant to these Articles (unless specifically provided for) or to attend or vote at any general meeting or at any separate meeting of the Holders of that class of Shares in the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to

30

transfer the Share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of such Share until the requirements of the notice have been complied with.

12	Alteration of Share Capital

12.1	The Company may by Special Resolution:

(a)	increase its share capital by creating new Shares of such amount and in such currency or currencies as it thinks expedient;

(b)	consolidate and divide all or any of its Shares (whether issued or not) into Shares of a larger amount than its existing Shares;

(c)	convert all or any of its fully paid Shares into stock, and re-convert that stock into fully paid Shares of any denomination;

(d)	sub-divide its Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum save that in a sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is divided;

(e)	subject to Article 12.2 and the Law, convert any of its fully paid Shares the nominal value of which is expressed in one currency into fully paid Shares of a nominal value of another currency and denominate the nominal value of its issued or unissued Shares in units of the currency into which they have been converted; and

(f)	cancel Shares which, at the date of the passing of the resolution to cancel them, have not been taken or agreed to be taken by a person, and diminish the amount of the Company’s share capital by the amount of the Shares so cancelled.

12.2	A conversion under Article 12.1(e) shall be effected at the rate of exchange current at a time to be specified in the resolution, being a time within 40 days before the conversion takes effect.

31

12.3	Whenever as a result of a consolidation of Shares, any Holders would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Holders, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, to the Company) and distribute the net proceeds of sale in due proportion among those Holders (except that any amount otherwise due to a Holder, being less than US$5.00 or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company) and the Company and the Directors are hereby granted an irrevocable power of attorney to do all such acts and to agree and execute all such agreements, documents and instruments of transfer in order to effect such transfer to the purchaser or as the purchaser directs and, in the alternative, the Directors may authorise a person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

12.4	Subject to the provisions of the Law, the Company may convert existing non-redeemable Shares (whether issued or not) into Shares which are to be redeemed, or are liable to be redeemed, at the option of the Company or at the option of the Holder holding such redeemable Shares and on such terms and in such manner as may be determined by Ordinary Resolution.

12.5	Subject to the Law and to any rights for the time being attached to any existing Shares, the Company may by Special Resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

12.6	Subject to the Law and to any rights for the time being attached to any existing Shares, the Company may purchase, or agree to purchase in the future, any Shares of any class (including redeemable Shares) in its own capital in any way.

13	Interests in Shares

13.1	The Company may give a disclosure notice to any person whom the Company knows or has reasonable cause to believe:

32

(a)	is interested in Shares; or

(b)	to have been so interested at any time during the three years immediately preceding the date on which the disclosure notice is issued (the “disclosure period”).

13.2	The disclosure notice may require the person:

(a)	to confirm that fact or (as the case may be) to state whether or not it is the case; and

(b)	if he holds or has during the disclosure period held, any such interest, to give such further information including in respect of any other person who has received a disclosure notice as may be required in accordance with the disclosure notice.

13.3	The notice may require the person to whom it is addressed to give particulars of his own present or past interest in the Shares held by him at any time during the disclosure period.

13.4	The notice may require the person to whom it is addressed, where:

(a)	his interest is a present interest and another interest in the Shares subsists; or

(b)	another interest in the shares subsisted during the disclosure period at a time when his interest subsisted,

to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be required by the notice.

13.5	The particulars referred to in Article 13.4 include without limitation:

(a)	the identity of persons interested in the Shares in question; and

(b)	whether persons interested in the same Shares are or were parties to:

(i)	an agreement to acquire interests in a particular company; or

(ii)	an agreement or arrangement relating to the exercise of any rights conferred by the holding of the Shares; or

33

(iii)	the nature and extent of any interest in the Shares.

13.6	The notice may require the person to whom it is addressed, where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

13.7	The information required by the notice must be given within such reasonable time as may be specified in the notice.

13.8	The Company will keep a register of information received to this Article 13. The Company will within three days of receipt of such information enter on the register:

(a)	the fact the requirement was imposed and the date it was imposed; and

(b)	the information received in pursuance of the requirement.

13.9	If a disclosure notice is given by the Company to a person appearing to be interested in any Share, a copy shall at the same time be given to the Holder of the relevant Share, but the accidental omission to do so or the non-receipt of the copy by the Holder of the relevant Share shall not prejudice the operation of the following provisions of this Article.

13.10	If the Holder of, or any person appearing to be interested in, any Share has been served with a disclosure notice and, in respect of that Share (a “default share") has been in default for the relevant period in supplying to the Company the information required by the disclosure notice, the restrictions referred to below in Article 13.11 shall apply. Those restrictions shall continue until:

(a)	the date seven days after the date on which the board is satisfied that the default is remedied; or

(b)	the Company is notified that the default shares are the subject of an exempt transfer; or

(c)	the board decided to waive those restrictions in whole or in part.

13.11	The restrictions referred to in Article 13.10 are as follows:

34

(a)	if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the Holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the Holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(b)	if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the Holders of the default shares shall not be entitled, unless otherwise determined by the board from time to time, in respect of those shares:

(i)	to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the Holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(ii)	to receive any payment by way of dividend and no share shall be allotted in lieu of payment of a dividend; or

(iii)	to transfer or agree to transfer any of those shares or any rights in them.

13.12	The restrictions in Articles 13.11(a) and 13.11(b) shall not prejudice the right of either the Holder of the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

13.13	Any disclosure notice shall cease to have effect in relation to any Shares transferred by the Holder of such shares pursuant to an exempt transfer.

13.14	If any dividend or other distribution is withheld under Article 13.11(b), the member shall be entitled to receive it as soon as practicable after the restrictions contained in Article 13.11(b) cease to apply.

13.15	If, while any of the restrictions referred to above apply to a Share, another Share is allotted or offered in right of it (or in right of any share to which this Article 13.15

35

applies), the same restrictions shall apply to that other Share as if it were a default share. For this purpose, Shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering Shares outside Jersey, the United Kingdom or New York) to Holders of Shares of the same class, as the default share shall be treated as Shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of Shares so offered, the date of the acceptance of the offer.

13.16	For the purposes of Articles 13.1 to 13.5 (inclusive):

(a)	an “exempt transfer” in relation to any Share is a transfer pursuant to:

(i)	a sale of the Share on the London Stock Exchange; or

(ii)	a sale of the whole beneficial interest in the Share to a person whom the board is satisfied is unconnected with the existing Holder or with any other person appearing to be interested in the Share; or

(iii)	acceptance of a takeover offer;

(b)	the “relevant period” shall be, in a case falling within Article 13.11(a), 28 days and, in a case falling within Article 13.11(b), 14 days after the date of service of the disclosed notice;

(c)	the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the disclosure notice is given; and

(d)	a person shall be treated as being interested or having an interest in Shares where they have any direct or indirect interest whether contingent or otherwise in such Shares whether by way of legal title or beneficial interest (whether by way of trust instrument, deed or otherwise) or arising by virtue of any contract, agreement, instrument, security, securities (in whatever form and whether publicly traded or not), trust, nominee or any other form of arrangement whatsoever (including, without limitation, by virtue of any warrant, option, derivative, conversion right or

36

by virtue of any other instrument or agreement of a similar nature) and whether formal or informal in nature.

13.17	Without limiting Articles 13.1 to 13.16 (inclusive), each Holder of Shares shall be under an obligation to make notifications in accordance with the provisions of this Article.

13.18	If at any time the Company shall have a class of shares admitted to trading on the London Stock Exchange, the provisions of Chapter 5 of the DTRs (“DTR5”) and the vote holder and issuer notification rules set out in DTR5 shall be deemed to apply to the Company and each Holder of Shares.

13.19	For the purposes of DTR5 and the deemed application of DTR5 to the Company and each Holder of Shares, the Company shall (for the purposes of Article 13 (Interests in Shares) only) be deemed to be an “issuer”, as such term is defined in DTR5 and not, for the avoidance of doubt a “non-UK issuer” (as such term is defined in DTR5).

13.20	For the purposes of Articles 13.17 to 13.20 (inclusive) only, defined terms in DTR5 shall bear the meaning set out in DTR5.

13.21	If the Company determines that the Holder of Shares (a “Defaulting Shareholder”) has not complied with the provisions of DTR5, referred to above with respect to some or all of such Shares held by such Holder of Shares (the “Default Shares”), the Company shall have the right by delivery of notice to the Defaulting Shareholder (a “Default Notice”) to:

(a)	suspend the right of such Defaulting Shareholder to vote the Default Shares in person or by proxy at any meeting of the Company. Such a suspension shall have effect from the date on which the Default Notice is delivered by the Company to the Defaulting Shareholder until a date that is not more than 7 days after the board has determined in its sole discretion that the Defaulting Shareholder has cured the non-compliance with the provisions of DTR5, provided however, that the Company may at any time by subsequent written notice cancel or suspend the operation of a Default Notice; and/or

(b)	withhold, without any obligation to pay interest thereon, any dividend or other amount payable with respect to the Default Shares with such amount to be

37

payable only after the Default Notice ceases to have effect with respect to the Default Shares; and/or

(c)	render ineffective any election to receive shares of the Company instead of cash in respect of any dividend or part thereof; and/or

(d)	prohibit the transfer of any shares of the Company held by the Defaulting Shareholder except pursuant to an exempt transfer (as defined in Article 13.16(a)).

GENERAL MEETINGS

14	General Meetings

14.1	The Company shall hold an annual general meeting once every year. Such meetings shall be convened by the Board at such time and place as it thinks fit provided that there must not be a gap of more than fifteen months between one annual general meeting and the next.

14.2	All general meetings other than annual general meetings shall be called extraordinary general meetings. The Board may convene an extraordinary general meeting whenever it thinks fit. The Board must convene an extraordinary general meeting on receipt of a requisition from Members in accordance with the Law and in default by the Board a meeting may be convened by such requisitionists in accordance with the Law. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the Board.

15	Notice of General Meetings

15.1	An annual general meeting shall be called by not less than 20 business days’ notice. All extraordinary general meetings shall be called by not less than 14 clear days’ notice.

15.2	Subject to the Law, and although called by shorter notice than that specified in Article 15.1, a general meeting is deemed to have been duly called if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at the meeting; and

38

(b)	in the case of another meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. of the total voting rights of the Shares giving that right.

15.3	The notice shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the date and the time of the meeting;

(c)	in the case of special business, the general nature of that business;

(d)	if the meeting is convened to consider a Special Resolution, the intention to propose the resolution as such; and

(e)	with reasonable prominence, that a Member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

15.4	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to all Holders and to all persons recognised by the Directors as having become entitled to a Share following the death, bankruptcy or incapacity of a Holder and to the Directors and the auditors and to any other Members.

15.5	The Board may determine that persons entitled to receive notices of meetings are those persons entered on the register at the close of business on a day determined by the Board, provided that, if the Company is an issuer, the day determined by the Board may not be more than 5 business days before the day that the relevant notice of meeting is being sent.

15.6	The notice of meeting may also specify a time (which, if the Company is an issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

39

15.7	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

15.8	Where the notice of meeting is published on a web site in accordance with Article 92.2, it shall continue to be published in the same place on that web site from the date of the notification given under Article 92.2(b) until the conclusion of the meeting to which the notice relates.

15.9	Where a notice of meeting published on a web site in accordance with Article 92.2 is by accident published in different places on the web site or published for part only of the period from the date of the notification given under Article 92.2(b) until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

16	Postponement of General Meetings

If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Board must take reasonable steps to ensure that Members trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in Article 20 (Votes of Holders), until 24 hours, or such lesser time period as the chairman of the meeting may at his absolute discretion determine, before the rearranged meeting. Any postponed and/or moved meeting may also be postponed and/or moved under this Article.

40

17	Special Business

All business that is transacted at a general meeting shall be deemed special except the following transactions at an annual general meeting, or as otherwise provided in these Articles:

(a)	the declaration of final dividends;

(b)	the receipt and consideration of the annual accounts and the reports of the Directors and the auditors and any other document required to be annexed to the annual accounts;

(c)	the election or re-election of Directors; and

(d)	the re-appointment of the auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the fixing of the remuneration of the auditors or determination of the manner in which such remuneration is to be fixed.

18	Proceedings at General Meetings

18.1	No business shall be transacted at any meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting. The quorum shall be two persons entitled to vote upon the business to be transacted, each being a Holder present in person or by proxy.

18.2	If a quorum is not present within five minutes (or such longer time as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting, if convened by or on the requisition of Members, is dissolved. In any other case it stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the Board) decides.

41

18.3	At an adjourned meeting the quorum is one Member present in person or by proxy and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the meeting, the adjourned meeting shall be dissolved.

18.4	Save where the time and place for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in Article 18.2 (in which case notice of the adjourned meeting need not be given), the Company shall give not less than 7 clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

18.5	The chairman, if any, of the Board or, in his absence, some other Director nominated by the Directors shall preside as chairman of the meeting but, if neither the chairman nor such other Director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

18.6	If no Director is willing to act as chairman, or if no Director is present within 15 minutes after the time appointed for holding the meeting, the Holders present and entitled to vote shall choose one of their number to be chairman.

18.7	Without prejudice to any other power which he may have under the provisions of these Articles or under the Law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

18.8	A Director or a representative of the auditor (if any) shall, notwithstanding that he is not a Holder, be entitled to attend and speak at any general meeting and at any separate meeting of the Holders of any class of Shares. The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

42

18.9	The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn a meeting from time to time and from place to place or for an indefinite period.

18.10	Without prejudice to any other power which he may have under the provisions of these Articles or at law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

(a)	secure the proper and orderly conduct of the meeting;

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.

18.11	Whenever a meeting is adjourned for 14 days or more or for an indefinite period pursuant to Article 18.10, at least 7 clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the Members (other than any who, under the provisions of these Articles or the terms of allotment or issue of the Shares, are not entitled to receive notice), the Directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to Article 18.10 or of the business to be transacted at the adjourned meeting.

18.12	The Board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this Article are those persons entered on the register at the close of business on a day determined by the Board, provided that, if the Company is an issuer, the day determined by the Board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

18.13	The notice of an adjourned meeting given in accordance with this Article may also specify a time (which, if the Company is an issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after

43

the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

18.14	No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

18.15	If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

(c)	be heard and seen by all other persons present in the same way.

18.16	The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board may authorise one or more persons, who shall include a Director or the Secretary or the chairman of the meeting to:

(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

18.17	The Board may direct that any person wishing to attend any meeting should provide such evidence of identity as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity.

44

VOTING

19	Voting

19.1	Subject to Article 19.10, a resolution put to the vote of a meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, a poll is duly demanded. Subject to the provisions of the Law, a poll may be demanded:

(a)	by the chairman;

(b)	by not less than five Holders present in person or by proxy and entitled to vote;

(c)	by a Holder or Holders present in person or by proxy representing not less than one-tenth of the total voting rights of all the Holders having the right to vote on the resolution; or

(d)	by a Holder or Holders present in person or by proxy holding Shares conferring a right to vote on the resolution being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right and a demand by a person as proxy for a Holder shall be the same as a demand by the Holder.

At general meetings resolutions shall be put to the vote by the chairman and there shall be no requirement for the resolution to be proposed or seconded by any person.

19.2	Unless a poll is duly demanded (and the demand is not duly withdrawn), a declaration by the chairman that a resolution has been carried or carried by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

19.3	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result on a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

45

19.4	The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

19.5	The poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be Holders) and fix a day, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

19.6	On a poll, votes may be given in person or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

19.7	A Holder may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received for the same Share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

19.8	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such day, time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn before the poll is taken, the meeting shall continue as if the demand had not been made.

19.9	No notice need be given of a poll not taken forthwith if the day, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least 7 clear days’ notice shall be given specifying the day, time and place at which the poll is to be taken.

46

19.10	Notwithstanding any provision to the contrary in these Articles, for as long as Shares of the Company are admitted to trading on the London Stock Exchange or on the Nasdaq Stock Exchange, at any general meeting a resolution put to the meeting shall be decided on a poll.

20	Votes of Holders

20.1	Subject to any rights or restrictions attached to any Shares, on a show of hands, every Holder who is present in person shall have one vote and, on a poll, every Holder present in person or by proxy shall have one vote for every Share of which he is the Holder.

20.2	In the case of joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders, and seniority shall be determined by the order in which the names of the Holders stand in the register of Members of the Company.

20.3	A Holder in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator or other person authorised in that behalf appointed by that court, and any such receiver, curator or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 24 hours, or such lesser time period as the chairman of the meeting may at his absolute discretion determine, before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

20.4	Unless the Board otherwise decides, no Holder is entitled in respect of a Share held by him to receive any dividend or to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the Holders of class of Shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the Share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

47

20.5	No objection shall be raised to the qualification of any person to vote save at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

20.6	Subject to Article 21.2, an instrument appointing a proxy shall be in writing in any usual form, or as approved by the Directors, and shall be executed by or on behalf of the appointor.

20.7	Subject to the Law and the Electronic Communications (Jersey) Law 2000, the Board may accept the appointment of a proxy received in an electronic communication on such terms and subject to such conditions as it considers fit. The appointment of a proxy received in an electronic communication shall not be subject to the requirements of Article 20.6. The Board may require the production of any evidence it considers necessary to determine the validity of such an appointment.

20.8	Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll (but shall not confer any further right to speak at the meeting except with the permission of the chairman) and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

20.9	Delivery or receipt of an appointment of proxy does not prevent a Member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

20.10	The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered in an electronic communication, for the duration specified by the Board.

20.11	A vote cast or poll demanded by a proxy or authorised representative of a company is valid despite the previous death or insanity or revocation of the appointment of the proxy or of the authority under which the appointment was made unless notice of such prior death, insanity or revocation shall have been received by the Company at the Office or, in

48

the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received, not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the meeting or adjourned meeting at which the vote is cast or the poll demanded or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

20.12	Subject to the provisions of Articles 19.1 and 20.1 in respect of votes on a show of hands Ordinary Shares shall carry one vote per Share.

20.13	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

21	Appointment of Proxy

21.1	The form of appointment of a proxy, and (if required by the Board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the Board, shall be:

(a)	in the case of an instrument in writing, delivered to the Office, or another place specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 24 hours, or such lesser time period as the chairman of the meeting may at his absolute discretion determine, before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the form of appointment of proxy proposes to vote;

(b)	in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting;

49

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

(c)	received at such address not less than 24 hours (or such lesser time period as the chairman of the meeting may at his absolute discretion determine) before the time for holding the meeting at which the person named in the form of appointment of proxy proposes to vote;

(d)	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by paragraphs (a) or (b) of this Article not less than 24 hours, or such lesser time period as the chairman of the meeting may at his absolute discretion determine, before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(e)	in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the Secretary or to a Director.

An appointment of proxy not delivered or received in accordance with this Article is invalid.

21.2	Notwithstanding the foregoing, in relation to any Shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf

50

of a Holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

22	Corporations Acting by Representatives

Any corporation which is a Holder may, by resolution of its Directors or other governing body or in accordance with its governing law or constitutional documents, authorise such person as it thinks fit to act as its representative at any general meeting or at any meeting of any class of Holders, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents (in respect of that part of the corporation’s holding of Shares to which the authorisation relates) as that corporation could exercise if it were a natural person who is a Holder. A corporation present at any meeting by such representative shall be deemed for the purposes of these Articles to be present in person. All references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or other person authorised for the purpose by the Secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

23	Objections to and Error in Voting

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the decision of the meeting on any resolution if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is conclusive and binding on all concerned.

24	Amendments to Resolutions

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an Ordinary Resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

51

(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the Ordinary Resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the Office; or

(b)	the chairman in his absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

25	Resolutions in Writing

25.1	Anything that may, in accordance with the provisions of the Law be done by a resolution in writing signed by or on behalf of each Holder, may be so determined under these Articles without any restriction.

25.2	Notwithstanding the provisions of Articles 14 (General Meetings), 15 (Notice of General Meetings), 16 (Postponement of General Meetings), 18 (Proceedings at General Meetings), 19 (Voting) and 20 (Votes of Holders), the Directors may determine the manner in which resolutions shall be put to Holders pursuant to the terms of this Article and, without prejudice to the discretion of the Directors, provision may be made in the form of a resolution in writing for each Holder to indicate how many of the votes which he would have been entitled to cast at a meeting to consider the resolution he wishes to cast in favour of or against such resolution or to be treated as abstentions and the result of any such resolution in writing need not be unanimous and shall be determined upon the same basis as on a poll.

26	Class Meetings

A separate meeting for the Holders of a class of Shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

(a)	no Member is entitled to notice of it or to attend unless he is a Holder of Shares of that class;

(b)	no vote may be cast except in respect of a Share of that class;

52

(c)	the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued Shares of that class;

(d)	the quorum at an adjourned meeting is one person holding Shares of that class present in person or by proxy; and

(e)	a poll may be demanded in writing by a Member present in person or by proxy and entitled to vote at the meeting and on a poll each Member has one vote for every Share of that class of which he is the Holder.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

27	Number of Directors

Unless and until otherwise decided by the Company by Ordinary Resolution the maximum number of Directors shall be 20 and the minimum number of directors shall not be less than two.

28	Power of the Company to Appoint Directors

The Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed any maximum number fixed in accordance with these Articles .

29	Power of the Board to Appoint Directors

Without prejudice to the power of the Company to appoint a person to be a Director pursuant to these Articles, the Board may appoint a person who is willing to act as a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed any maximum number fixed in accordance with these Articles. A Director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during that meeting. He is not required, and is not taken into account in determining the number of Directors who are, to retire by rotation at the meeting.

53

30	Appointment of Executive Directors

30.1	Subject to the Law, the Board may appoint one or more of its body to hold an executive office with the Company for such term and on such other terms and conditions as (subject to the Law) the Board thinks fit. The Board may revoke or terminate an appointment as Director, without prejudice to a claim for damages for breach of the contract of service between the Director and the Company or otherwise.

30.2	Subject to the Law, the Board may enter into an agreement or arrangement with any Director for the provision of any services outside the scope of the ordinary duties of a Director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Law) the Board thinks fit and (without prejudice to any other provision of these Articles) it may remunerate any such Director for such services as it thinks fit.

31	Eligibility of New Directors

31.1	No person other than a Director retiring (by rotation or otherwise) may be appointed or reappointed a Director at a general meeting unless:

(a)	he is recommended by the Board; or

(b)	not less than 7 nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a Member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall: (a) state the particulars which would, if the proposed Director were appointed or reappointed, be required to be included in the Company’s register of Directors; (b) be accompanied by notice given by the proposed Director of his willingness to be appointed or reappointed; and (c) be lodged at the Office.

31.2	A Director need not be a Member.

32	Voting on Resolution for Appointment

A resolution for the appointment of two or more persons as Directors by a single resolution is void unless an Ordinary Resolution that the resolution for appointment is

54

proposed in this way has first been agreed to by the meeting without a vote being given against it.

33	Retirement by Rotation

33.1	Subject to Article 33.2 , at each annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not less than one-third, shall retire from office provided that if there are fewer than three Directors who are subject to retirement by rotation, one shall retire from office.

33.2	If any one or more Directors:

(a)	were last appointed or reappointed three years or more prior to the meeting;

(b)	were last appointed or reappointed at the third immediately preceding annual general meeting; or

(c)	at the time of the meeting will have served more than nine years as a Director not holding executive office (excluding as the chairman of the Board),

he or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of Directors required to retire under Article 33.1 shall be increased to the extent necessary to comply with this Article.

34	Directors Subject to Retirement

Subject to the Law and these Articles, the Directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a Director who wishes to retire and not offer himself for reappointment, and, second, those Directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the Board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the Directors after that time but before the close of the meeting.

55

35	Position of Retiring Director

A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

36	Deemed Reappointment

At a general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall be, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

37	Removal by Ordinary Resolution

In addition to any power of removal conferred by the Law, the Company may by Ordinary Resolution remove a Director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may notwithstanding the other provisions of these Articles by Ordinary Resolution appoint another person who is willing to act to be a Director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another Director is to retire, as if he had become a Director on the date on which the person in whose place he is appointed was last appointed or reappointed a Director.

38	Vacation of Office by Director

38.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director is vacated if:

(a)	he resigns by notice delivered to the Secretary at the Office or tendered at a Board meeting;

(b)	where he has been appointed for a fixed term, the term expires;

(c)	he ceases to be eligible to be a Director by virtue of a provision of the Law, is removed from office pursuant to these Articles or becomes prohibited by any

56

other applicable law or the rules of the London Stock Exchange from being a Director;

(d)	he becomes bankrupt or has had a declaration en désastre in relation to his property made pursuant to the Bankruptcy (Désastre) Jersey Law 1990;

(e)	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the Board resolves that his office be vacated;

(f)	he is absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

(g)	he is removed from office by notice addressed to him at his last known address and signed by all his co-Directors (without prejudice to a claim for damages for breach of contract or otherwise).

38.2	A resolution of the Board declaring a Director to have vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the resolution.

38.3	If the office of a Director is vacated for any reason, he shall cease to be a member of any committee of the Board.

39	No Alternate Directors

A director shall have no power to appoint an alternate director.

DIRECTORS’ REMUNERATION, EXPENSES AND PENSIONS

40	Unless otherwise decided by the Company by Ordinary Resolution, the Company shall pay to the Directors for their services as Directors such amount of fees as the Board decides (not exceeding US$750,000 per annum or such larger amount as the Company may by Ordinary Resolution decide). The fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable

57

to a Director pursuant to this Article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles (including any remuneration determined by a committee or sub-committee established for that purpose pursuant to Article 53 (Delegation to Committees) or otherwise and accrues from day to day.

41	Subject to the Law and to these Articles and the requirements of the London Stock Exchange and any other relevant stock exchange, the Board may arrange for part of any fee payable to a Director to be provided in the form of fully-paid Shares in the capital of the Company. Any fees paid in the form of fully paid shares shall be in addition to any fees permitted to be paid pursuant to Article 40 and the limitation on fees set out in Article 40 shall not apply in respect of such shares. The amount of the fee payable in this way shall be at the discretion of the Board and shall be applied in the purchase or subscription of Shares on behalf of the relevant Director. In the case of a subscription of Shares, the subscription price per Share shall be deemed to be the closing middle-market quotation for a fully-paid Share of the Company of that class as published in the Daily Official List of the London Stock Exchange or the Nasdaq Stock Exchange (or such other quotation derived from such other source as the Board may deem appropriate) on the day of subscription.

42	A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the Board may decide.

43	A Director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as Director including, without limitation, expenses incurred in attending meetings of the Board or of committees of the Board or general meetings or separate meetings of the Holders of a class of Shares or debentures.

44	The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other

58

allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, or an employee, of:

(a)	the Company;

(b)	a company which is or was a subsidiary undertaking of the Company;

(c)	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)	a predecessor in business of the Company or of a subsidiary undertaking of the Company,

(or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person.

45	A Director or former Director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 44 and is not obliged to account for it to the Company.

46	The salary or other remuneration of a Director appointed to hold employment or executive office in accordance with these Articles may be a fixed sum of money, or be wholly or in part governed by business done or profits made, or as otherwise decided by the Board, and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

47	The Company may not make to a Director any payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (whether in his capacity as Director, employee, consultant or otherwise), without particulars of the proposed payment (including its amount) being disclosed to Members of the Company and the proposal being approved by an Ordinary Resolution of the Company in general meeting.

59

48	The Company shall at its registered office keep a copy of the service contract with every Director (including copies of any service contract between the Company and a Director whether that contract is entered into by a Director in his capacity as a Director, employee, consultant or otherwise) and copies of all such contracts shall be open for inspection by Members without charge during normal office hours and upon such reasonable notice as the Directors may determine. All contracts between Directors (in whatever capacity) and the Company shall be in writing.

49	In this Article a reference to a Director includes a shadow Director. The Directors of the Company are obliged to notify the Company of their shareholdings in the Company upon becoming Directors. A Director who acquires Shares while acting as a Director is obliged to notify the Company of his shareholding or any increase in that shareholding as the case maybe. If a Director disposes of Shares while acting as a Director, he shall notify the Company of such change. All notifications under this Article must be made in writing in the form approved by the Company and notified to the Company on the day such acquisition, disposal or, in the case of new Directors, appointment takes place. For the purposes of this Article, a Director is deemed to have acquired or disposed of Shares if he has entered into any binding agreement in respect of such acquisition or disposal irrespective of whether such agreement constitutes an option, subscription right, derivative instrument, warrant or other right in respect of Shares (whether conditional or otherwise) and when completion of such acquisition or disposal (if at all) is to take place. References to the Company’s Shares in this Article are also deemed to include those of its direct and indirect subsidiaries. The Company shall keep a register of Directors’ interests (as determined by this Article) in Shares at the Office and such register shall be open for inspection by the Members without charge during normal business hours on such terms as the Directors may reasonably determine. A Director is obliged by virtue of this Article to disclose to the Company in accordance with its terms Shares held by: (i) his or her spouse or civil law partner, child or stepchild of such Director (or the parents of that Director, spouse or civil law partner (as the case may be) and any of their siblings); (ii) a nominee or trustee of a trust in which the Director or his or her spouse or civil law partner, child or stepchild (or the parents of that Director, spouse or civil law partner (as the case may be) and any of their other siblings) holds or has a beneficial interest, whether direct or indirect; (iii) any other relative of the Director who has shared the same household as that

60

Director for at least 12 months preceding the date of appointment; and (iv) a corporate entity in which the Director or any person connected with him by virtue of paragraphs (i) to (iii) above holds, controls or directs 33 per cent or more of the voting rights or of which the Director or any such person is a director or a senior executive who has the power to make management decisions affecting the future development and business prospects of that corporate entity. The Company shall use its reasonable endeavours to procure that the Directors and persons discharging managerial responsibilities and their connected persons (as those terms are defined in the Listing Rules of the UKLA) comply with Chapter 3 of the DTRs.

POWERS AND DUTIES OF THE BOARD

50	Powers of the Board

Subject to the Law, any other applicable laws, the Memorandum and these Articles and to directions given by Special Resolution of the Company, the business and affairs of the Company shall be managed by the Board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the Memorandum or of these Articles and no direction given by the Company shall invalidate a prior act of the Board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the Board do not limit the general powers given by this Article.

51	Powers of Directors being less than minimum required number

If the number of Directors is less than the minimum prescribed by these Articles or decided by the Company by Ordinary Resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, notwithstanding the other provisions of these Articles, two Members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

61

52	Powers of Executive Directors

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, without limitation, the Board may grant the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

53	Delegation to Committees

53.1	The Board may delegate (if it thinks fit) any of its powers, authorities and discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to a committee or to a person (who need not be a Director). Any such committee or person shall, unless the Board otherwise resolve, have power to sub-delegate to sub-committees any of the powers, authorities or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as provided in these Articles.

53.2	In relation to any such power, authority or discretion so delegated to a committee, sub-committee or person, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee, sub-committee or person.

53.3	Any committee or sub-committee so formed, or person, shall in the exercise of the powers so delegated conform to any regulations or charters which may from time to time be imposed by the Board. Any such regulations or charters may provide for or authorise the co-option to the committee or sub-committee of persons other than the Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that: (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee; and (b) no resolution of the committee or sub-committee shall be

62

effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors.

53.4	The meetings or proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations or charters made by the Directors under these .

54	Agents

The Board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, without limitation, the Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

55	Exercise of Voting Powers

Subject to Article 56 (Provision for Employees), the Board may exercise or cause to be exercised the voting powers conferred by Shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a Director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

56	Provision for Employees

The Board may exercise the powers conferred on the Company by the Law to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

63

57	Registers

Subject to the Law and the Uncertificated Securities Order, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

58	Borrowing Powers

Subject to the following provisions of this Article, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and these Articles and assets (present or future) and uncalled capital of the Company and, subject to the Law and these Articles, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

59	Directors’ Interests

59.1	Subject to the Law and provided he has disclosed to the Board the nature and extent of any direct or indirect interest of his, in accordance with the Law, a Director, notwithstanding his office:

(a)	may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or any of its subsidiary undertakings or in which the Company or any of its subsidiary undertakings is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)	may hold another office or place of profit with the Company or any of its subsidiary undertakings (except that of auditor or auditor of a subsidiary of the Company or any of its subsidiary undertakings) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the Company or any of its subsidiary undertakings, and in that case on such terms as to remuneration and otherwise as the Board may decide either in addition to or instead of remuneration provided for by another Article;

64

(c)	may be a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or any of its subsidiary undertakings or in which the Company or any of its subsidiary undertakings is otherwise interested or as regards which the Company or any of its subsidiary undertakings has a power of appointment; and

(d)	is not liable to account to the Company or any of its subsidiary undertakings for a profit, remuneration or other benefit realised by such contract, arrangement, transaction, proposal, office or employment and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

For the purposes of this Article, an interest of a Director is not deemed to include any interest that might arise simply by virtue of the holding of Shares or other securities in the Company.

59.2	A Director who, to his knowledge, is in any way (directly or indirectly) interested in a contract, arrangement, transaction or proposal with the Company or any of its subsidiary undertakings shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, if for any reason he fails to comply with that obligation, as soon as practical after that meeting, by notice in writing delivered to the Secretary of the Board. For the purposes of this Article:

(a)	a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, transaction, arrangement or proposal in which a specified person or class of persons is interested is a sufficient disclosure under this Article in relation to that contract, transaction, arrangement or proposal provided that the Board does not request further information and, in the event that the Board or the Secretary of the Board does require further information, the notice will only be deemed sufficient disclosure until such time as the Board or the Secretary of the Board confirms to the relevant Director that all queries have been satisfactory answered;

65

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest; and

(c)	a Director shall be treated as having been interested if:

(i)	it is an interest of his or her spouse or civil partner (as the case may be) and any child or stepchild (or the parents of that spouse or civil partner (as the case may be), and any of their siblings);

(ii)	it is an interest of a body corporate in which he owns or is interested in at least one-fifth of the share capital or is entitled to exercise or control the exercise of one-fifth of the voting power at any general meeting; or

(iii)	it is the interest of a person acting in his capacity as trustee of any trust the beneficiaries of which include the Director, his spouse, children or step-children of his or a body corporate in which the Director owns or is interested in at least one-fifth of the share capital or is entitled to exercise or control the exercise of one-fifth of the voting power at any general meeting.

59.3	Save as otherwise provided in this Article, a Director may not vote on or be counted in the quorum in relation to a resolution of the Board or of a committee of the Board concerning a contract, arrangement, transaction or proposal to which the Company or any of its subsidiary undertakings is or is to be a party and in which he, has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in Shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

66

(c)	a contract, arrangement, transaction or proposal concerning an offer of Shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he, is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he does not hold an interest in five per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company;

(e)	a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(f)	a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of Directors or for the benefit of persons including Directors.

59.4	A Director may not vote on or be counted in the quorum in relation to a resolution of the Board or committee of the Board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director. In that case each of the Directors concerned (if not otherwise debarred from voting under this Article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

67

59.5	If a question arises at a meeting as to the materiality of a Director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a Director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the Director concerned is conclusive and binding on all concerned.

59.6	If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by the Senior Independent Director whose decision is conclusive and binding on all concerned. Where the Senior Independent Director is also interested or does not attend the meeting, the question shall be decided by the majority of the Directors who do not hold executive office and who attend the meeting.

59.7	Subject to the Law, the Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this Article provided that nothing in this Article shall permit the Company to cease to comply with the London Stock Exchange (or other relevant stock exchange) rules or the relevant provisions of the DTRs.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

60	Board Meetings

Subject to these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

61	Notice of Board Meetings

A Director may, and the secretary at the request of a Director shall, summon a Board meeting at any time. Notice of a Board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his

68

last-known address or another address given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of a Board meeting, either prospectively or retrospectively.

62	Quorum

The quorum necessary for the transaction of Business may be decided by the Board and until otherwise decided is two Directors present in person. A duly convened meeting of the Board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the Board.

63	Chairman of Board

63.1	The Board may delegate to a person or establish a committee or sub-committee (pursuant to Article 53 (Delegation to Committees)) for the purpose of recommending to the Board the appointment and removal of the chairman or a deputy chairman of the Board.

63.2	Notwithstanding the recommendation of any person or any committee or sub-committee so established, the Board shall have sole discretion of the election or removal of the chairman, or a deputy-chairman of the Board and to determine the period for which each is to hold office.

64	Voting

Questions arising at a meeting of the Board are determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

65	Participation by Telephone

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and entitled to vote and, in respect of a Director only, is counted in a quorum. Subject to the Law, all business transacted in this way by the Board or a committee of the Board is for the purposes of these Articles deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board

69

although fewer than two Directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

66	Resolution in Writing

A resolution in writing executed by a majority of the Directors for the time being entitled to receive notice of a Board meeting and not being less than a quorum or by all members of a committee of the Board for the time being entitled to receive notice of a committee meeting and not being less than a quorum is as valid and effective for all purposes as a resolution passed at a meeting of the Board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee.

67	Proceedings of Committees

67.1	Proceedings of any committee of the Board consisting of two or more members shall be conducted in accordance with terms prescribed by the Board (if any). Subject to those terms and to Article 67.2, proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board.

67.2	Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed Directors, it is not necessary to give notice of a meeting of that committee to Directors other than the Director or Directors who form the committee.

68	Minutes of Proceedings

68.1	The Board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers and committees made by the Board and of any remuneration fixed by the Board; and

(b)	the names of Directors present at every meeting of the Board, committees of the Board, meetings of the Company or meetings of the Holders of a class of Shares or debentures, and all orders, resolutions and proceedings of such meetings.

70

68.2	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

69	Validity of Proceedings of Board or Committee

All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director, or member of a committee and entitled to vote.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

70	Subject to the Law, the Board shall appoint a Secretary or joint Secretaries and may appoint one or more persons to be an assistant or deputy Secretary on such terms and conditions (including, without limitation, remuneration) as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

71	Any provision of the Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary is not satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

72	A Director or the Secretary or another person appointed by the Board for the purpose may authenticate documents affecting the constitution of the Company (including, without limitation, the Memorandum and these Articles) and resolutions passed by the Company or Holders of a class of Shares or the Board or a committee of the Board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

73	The Secretary shall cause minutes to be made in books kept for the purpose in accordance with the Law.

71

THE SEAL

74	The Directors may at any time resolve that the Company shall have, or shall cease to have, a Seal.

75	A Seal shall only be used by the authority of the Directors or of a committee authorised by the Directors pursuant to these Articles. In particular:

(a)	the Directors may determine who shall sign any instrument to which a Seal is affixed and, unless otherwise so determined, share certificates and (subject to the provisions of any instrument constituting the same) certificates issued under the Seal in respect of any debentures or other securities, need not be signed and any signature may be affixed to or printed on any such certificate by any means approved by the Board, and every other instrument to which the Seal is affixed shall be signed by any two Directors or a Director and the Secretary.

(b)	Every certificate or share warrant shall be issued either under the Seal (which may be affixed to it or printed on it by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue, and the regulations of the London Stock Exchange, may authorise and all references in these Articles to the Seal shall be construed accordingly.

76	Subject to the provisions of the Law, the Directors may resolve to have or cease to have:

(a)	an official Seal for use in any country territory or place outside Jersey, which shall be a copy of the common Seal of the Company. Any such official Seal shall in addition bear either the name of the country, territory or place in which it is to be used or the words “branch seal”; and

(b)	an official Seal for use only in connection with the sealing of securities issued by the Company and such official Seal shall be a copy of the common Seal of the Company but shall in addition bear the word “securities”.

72

DIVIDENDS

77	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Holders, but no dividend shall exceed the amount recommended by the Directors.

78	Holders of Ordinary Shares shall be entitled to dividends pro rata according to the number of Ordinary Shares held by each Holder of Ordinary Shares as determined by the Company by Ordinary Resolution in accordance with Article 77. The rights of Holders of Ordinary Shares to receive dividends shall be subject to the priority of payment of dividends as determined by these Articles, the class rights of other classes of Shares or the Company by Special Resolution but shall otherwise rank pari passu with other classes of Shares.

79	Subject to the provisions of the Law, the Directors may pay interim dividends if it appears to them that they are justified by the level of the Company’s distributable resources as determined in accordance with the Law. If different classes of Shares have been issued, the Directors may pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the reserves as determined in accordance with the Law available for distribution justify the payment. Provided that the Directors act in good faith, they shall not incur any liability to the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

80	Save as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

73

81	A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the issue of Shares or by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the difficulty and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Holder upon the footing of the value so fixed in order to adjust the rights of Holders and may vest any assets in trustees.

82	Any dividend or other moneys payable in respect of a Share may be paid by cash, or by direct debit, bank transfer, cheque, warrant for dividend or money order (or by any other method as the Board my consider appropriate) and may send the same by post or other delivery service to the registered address of the Holder or the person recognised by the Directors as entitled to the Share (or in the case of a Depositary subject to the approval of the Board, such persons and address as the Depositary may require) or, if two or more persons are the Holders or are recognised by the Directors as jointly entitled to the Share, to the registered address of the first Holder named in the register of Members of the Company or to such person or persons entitled and to such address as the Directors shall in their absolute discretion determine. Every cheque, warrant, order or other form of payment shall be made payable to the order of the person or persons entitled or as the Directors shall in their absolute discretion determine to such other person as the person or persons entitled may in writing direct and payment of the cheque, warrant, order or other form of payment shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of such Share.

83	The Directors may deduct from any dividend or other moneys payable to any Holder or other person entitled on or in respect of a Share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to any Shares held by such Holder or other person entitled.

84	No dividend or other moneys payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to such Share.

74

85	The Board may, at its discretion, make provisions to enable a Depositary and/or any member as the Board shall from time to time determine to receive duly declared dividends in a currency or currencies other than US Dollars. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment thereof shall be on such terms and conditions as the Board may in its absolute discretion determine.

86	If cheques, warrants or orders for dividends or other sums payable in respect of a Share sent by the Company to the person entitled thereto are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company shall not be obliged to send any dividends or other moneys payable in respect of that Share due to that person until he notifies the Company of an address to be used for the purpose.

87	All dividends, interest or other sum payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having been declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

88	The Board may, with the authority of an Ordinary Resolution of the Company (whether given prior to or subsequent to any such offer hereinafter mentioned) and subject to such terms and conditions as the Board may determine, offer to any holder of a Share the right to elect to receive new Shares, credited as fully paid, instead of the whole (or some part, to be determined by the Board) of any dividend specified by the Ordinary Resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared or paid within a specified period or periods;

(b)	the entitlement of each Holder of Shares to new Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that

75

such Holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Shares on the London Stock Exchange, as derived from the Daily Official List, for the day on which the Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days (each such price if so required being converted into US$ in such manner as the Board may determine), or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount. The entitlement of a holder to new shares may be reduced in such manner as the directors may determine in respect of shares held by a Depositary to enable the Depositary to receive a fee in cash out of such dividend;

(c)	no fractions of a Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any Member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such Member of fully paid Shares and/or provisions whereby cash payments may be made to Members in respect of their fractional entitlements;

(d)	the Board shall, after determining the basis of allotment, notify the Holders of Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective;

(e)	the Board may exclude from any offer any Holders of Shares or any Shares held by a Depositary or any Shares on which dividends are payable in foreign currency where the Board considers that the making of the offer to them or in respect of such Shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such Shares;

76

(f)	the Board may establish or vary from time to time a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any Shares shall be binding on every successor in title to the Holder thereof;

(g)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Shares in respect of which an election has been duly made (“the elected Ordinary Shares”) and instead additional Shares shall be allotted to the Holders of the elected Shares on the basis of allotment determined as aforesaid. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Shares for allotment and distribution to the Holders of the elected Shares on that basis;

(h)	the additional new Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(i)	the Board may terminate, suspend or amend any offer of the right to elect to receive Shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

89	Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any Shares and subject always to the Law, the Company or the Board may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the Holders

77

of Shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid, made, given or served or (in the case of any dividend, interest, allotment or issue) at anytime after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the name of transferors and transferees of any such Shares or other securities. No change in the register of such Holders after the record date shall invalidate the same.

ACCOUNTS AND AUDITS

90	Keeping and Inspection of Accounts

90.1	The Board shall ensure that accounting records are kept in accordance with the Law.

90.2	The accounting records shall be kept at the Office or, subject to the Law, at another place decided by the Board and shall be available during business hours for the inspection of the Directors and other officers. No Member (other than a Director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Law or he is authorised by the Board or by an Ordinary Resolution of the Company.

90.3	The accounts, the Directors’ report and the auditor’s report of the Company shall be prepared in accordance with IFRS or any other accounting standard permissible by the rules of the London Stock Exchange and approved by the Company by Ordinary Resolution.

NOTICES

91	Notices to be in Writing or in Electronic Communication

91.1	A notice, document or other information to be given to or by a person pursuant to these Articles (other than a notice convening a meeting of the Board or of a committee of the Board) shall be in writing or in an electronic communication and sent, given, supplied or delivered in accordance with the Electronic Communications (Jersey) Law 2000 to an address for the time being notified for that purpose to the person giving the notice.

78

91.2	For the purposes of paragraph 6.1.8(R)(I) of the Disclosure and Transparency Rules, the Company may use electronic means (as defined therein) to convey information or documents to Members or holders of debt securities (as defined therein).

91.3	The Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents or information by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Law in relation to electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

92	Service of Notices and Other Documents on Members

92.1	A notice, document or other information may be given to a Member by the Company:

(a)	personally; or

(b)	by sending it by post in a pre-paid envelope addressed to the Member at his registered address; or

(c)	by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the Member; or

(d)	by giving it by electronic communication to an address for the time being notified to the Company by the Member for that purpose; or

(e)	by any other means authorised in writing by the Member concerned.

92.2	A notice of general meeting or any document or information to be given, sent, supplied or delivered may, instead of being sent to the Member in any of the ways specified in Article 92.1, be given to a Member by the Company by publishing the notice, document or information on the web site of the Company at www.randgoldresources.com (or such other web site as may be communicated by the Company), provided that the following conditions are met:

(a)	the Members have resolved by Ordinary Resolution that notices of general meetings, documents or information may be accessed by a Member on a web site

79

instead of being sent to the Members in one of the ways specified in Article 92.1; and

(b)	Members are given a notification containing the following information:

(i)	the fact that the notice, document or information has been or will be published on the web site;

(ii)	the address of the web site;

(iii)	the place on the web site where the notice may be accessed and how it may be accessed;

(iv)	a statement that it concerns a notice of general meeting, document or information served in accordance with the Law;

(v)	if the notification concerns a notice of general meeting, the place, date and time of the general meeting; and

(vi)	if the notification concerns a notice of general meeting, whether the general meeting is to be an annual or extraordinary general meeting.

A notice, document or other information given under this Article 92.2 is deemed to be received at the time the notification is deemed to have been received pursuant to these Articles or, if later, the time when the notice, document or information first appears on the website.

92.3	Any notice, document or other information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is given under Article 92.2 above, or such shorter period as may be decided by the Directors. A failure to make a notice, document or other information available on a website throughout the period mentioned in this Article 92.3 shall be disregarded if: (i) it is made available on the website for part of that period; and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

80

92.4	A notice or other document or other information given by electronic communication under Article 92.1(d) which fails to reach the Member at the Member’s notified address shall be sent on two more occasions to the Member at the same address on the same day. If the notice or other document or other information does not reach the Member, the Company shall within two days despatch to the Member by first class post the same notice or other document or other information which shall be deemed to be effective as of the date on which the electronic communications were sent.

92.5	In the case of joint Holders of a Share, a notice or other document or other information shall be given to whichever of them is named first in the register in respect of the joint holding and notice given in this way is sufficient notice to all joint Holders.

92.6	If a Member (or, in the case of joint Holders, the person first named in the register) has a registered address outside Jersey and the United Kingdom but has notified the Company of an address in Jersey or the United Kingdom as the case may be at which notices, documents or other information may be given to him, or an address to which notices or other information may be given by electronic communication, he is entitled to have notices, documents or other information given to him at that address, but otherwise no such Member or person is entitled to receive notices, documents or other information from the Company.

93	Notice by Advertisement

If by reason of the suspension or curtailment of postal services in the United Kingdom or Jersey the Company is unable effectively to convene a general meeting by notices sent by post to those Members who have not notified an address for electronic communications pursuant to Article 92.1(d), the Board may, in its absolute discretion and as an alternative to any other method of service permitted by these Articles, resolve to convene a general meeting by a notice advertised in at least one United Kingdom national newspaper. In this case, the Company shall send confirmatory copies of the notice to those Members by post if at least 7 clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

81

94	Evidence of Service

94.1	A notice or other document addressed to a Member at his registered address or address for service in Jersey or the United Kingdom is, if sent by post, deemed to be received at the expiration of 24 hours after it was put in the post if pre-paid as first class post and at the expiration of 48 hours after it was put in the post if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

94.2	Proof that a notice, document or other information contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

94.3	A notice, other document or other information contained in an electronic communication sent in accordance with these Articles other than a notice given under Article 92.2 (to which the provisions of that Article apply) is deemed to be received at the expiration of 24 hours after the time it was sent.

94.4	A notice, document or other information not sent by post but left at a registered address or address for service in Jersey or the United Kingdom is deemed to be received on the day it is left.

94.5	Where notice is given by newspaper advertisement, the notice is deemed to be given to all Members and other persons entitled to receive it at noon on the day when the advertisement appears or, where notice is given by more than one advertisement and the advertisements appear on different days, at noon on the last of the days when the advertisements appear.

94.6	A notice or other document served or delivered by the Company by any other means authorised in writing by the Member concerned is deemed to be received when the Company has taken the action it has been authorised to take for that purpose.

94.7	A Member present in person or by proxy at a meeting of the Company or of the Holders of a class of Shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

82

95	Notice Binding on Transferees etc.

A person who becomes entitled to a Share by transmission, transfer or otherwise is bound by a notice, document or other information in respect of that Share which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

96	Notice in Case of Entitlement by Transmission

Where a person is entitled by transmission to a Share, the Company may give a notice or other document to that person as if he were the Holder of a Share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt Member (or by similar designation) at an address in Jersey or the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to any other person interested in the Share.

CAPITALISATION OF PROFITS

97	Capitalisation of profits

97.1	The Board may before recommending any dividend (whether preferential or otherwise) carry to reserve out of profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time at the discretion of the Board for any purpose to which the profits of the Company may properly be applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

97.2	The Board may, with the authority of an Ordinary Resolution of the Company:

83

(a)	subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s capital redemption reserve and/or, share premium account or other undistributive reserve;

(b)	appropriate the sum resolved to be capitalised to the Holders in proportion to the number or, in the case of a par value company, nominal amounts of the Shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up and allotting unissued Shares or debentures of the Company credited as partly or fully paid to those Holders, or as they may direct, in those proportions, or partly in one way and partly in the other provided that the capital redemption reserve, any profits which are not available for distribution, and, the share premium account may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Holders credited as fully paid up; provided that:

(i)	the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purpose of this Article only be applied in paying up unissued shares to be allotted to Holders of Shares credited as fully paid; and

(ii)	in a case where any sum is applied in paying accounts for the time being unpaid on any Shares or in paying up in full debentures of the Company, the amount of the net assets of the company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof;

84

(c)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this Article in fractions; and

(d)	authorise any person to enter on behalf of all the Holders concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid, of any Shares or debentures to which they are entitled upon such capitalisation; or

(ii)	the payment up by the Company or behalf of such Holders by the application thereto of their respective proportions of the reserves or profits to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing Shares, any agreement made under such authority being binding on all such Holders.

WINDING UP AND CAPITAL REDUCTION

98	If the Company is wound up, the Company may, with the sanction of a Special Resolution and any other sanction required by the Law, divide the whole or any part of the assets of the Company among the Holders in specie provided that no Holder shall be compelled to accept any assets upon which there is a liability.

99	On return of assets on liquidation or capital reduction or otherwise, the assets of the Company remaining after payment of its liabilities shall subject to the rights of the Holders of other class of Shares, be applied to the Holders of Ordinary Shares equally pro rata to their holdings of Ordinary Shares.

100	For the purposes of this Article, the liquidator or, where there is no liquidator, the Directors may, for that purpose, value any assets and determine how the division shall be carried out as between the Holders or different classes of Holders or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Holders.

85

DESTRUCTION OF DOCUMENTS

101	The Company may destroy:

(a)	a Share certificate which has been cancelled at any time after one year from the date of cancellation;

(b)	a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(c)	an instrument of transfer of Shares (including a document constituting the renunciation of an allotment of Shares) which has been registered at any time after six years from the date of registration; and

(d)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

102	It is presumed conclusively in favour of the Company that every Share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(a)	the provisions of this Article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(b)	nothing contained in this Article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and

(c)	references in this Article to the destruction of a document include reference to its disposal in any manner.

86

INDEMNITY

103	Right to Indemnification

Subject to the Law, every person who is a Director, Director or Secretary of the Company or other officer of the Company shall be indemnified and shall be kept indemnified out of the Company’s assets against all costs, charges, losses, damages, expenses and any liability incurred by such person in the proper execution of his or her duties or the proper exercise of his or her powers, authorities and discretions in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or Secretary of the Company or by reason of the fact that such person is or was serving at the request of the Company as a Director (such claim, action, suit or proceeding hereinafter being referred to as a “claim”) provided, that no such right of indemnification shall exist with respect to a claim brought by such person against the Company except as provided in this Article. Indemnification hereunder shall include the right to have expenses incurred by such person in connection with a claim paid in advance by the Company prior to final disposition of such claim, subject to any obligation which may be imposed by the Law, these Articles, agreement or otherwise to reimburse the Company in certain events. As used herein, “expenses” shall include fees and expenses of counsel selected by any such Director and “liability” shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. With respect to any claim brought by a Director against the Company, the Director shall be entitled to be indemnified for expenses incurred in connection with such claim only:

(a)	if the claim is a suit brought as a claim for indemnity under this Article 103;

(b)	if the Director is successful in whole or in part in the claim for which expenses are claimed; or

(c)	if the indemnification for expenses is included in a settlement of the claim or is awarded by a court.

87

104	Right of Claimant to Bring Suit

If a claim under Article 103 (Right to Indemnification) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be reimbursed for expenses incurred in prosecuting such claim. It shall be a defence to any such suit to recover indemnification that the claimant’s conduct was such that under legislation the Company is prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defence shall be on the Company.

105	Insurance

Subject to the Law, the Board may exercise all of the powers of the Company to purchase and maintain insurance (at the expense of the Company) to protect against insurable risks in respect of itself and:

(a)	any person who is a Director, Secretary or officer or employee of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)	a trustee of a retirement benefits scheme or other trust in which a person referred to in (a) above is or has been interested,

indemnifying him or her and keeping him or her indemnified against any liability or expense asserted or incurred by such person in connection with any claim, whether or not the Company would have the obligation to indemnify such person against such liability or expense by law or under the provisions of these Articles.

106	Non-Exclusivity / Nature and Extent of Indemnification Rights

106.1	The right of indemnification provided for in these Articles:

(a)	shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any provision of any agreement, resolution of shareholders or Directors or otherwise;

88

(b)	shall be deemed to create contractual rights in favour of persons entitled to indemnification hereunder;

(c)	shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder; and

(d)	shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

106.2	The right of indemnification provided for herein may not be amended or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to any such amendment or repeal.

89